As filed with the Securities and Exchange Commission on March 28, 2017	Registration No. 333-194927

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ARNO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	52-2286452
(State or Other Juris-	(I.R.S. Employer
diction of Incorporation	Identification Number)
or Organization)

200 Route 31 North, Suite 104

Flemington, New Jersey 08822

(Address of Principal Executive Office and Zip Code)

Arno Therapeutics, Inc. 2005 Stock Option Plan

(Full Title of the Plan)

Alexander Zukiwski

Chief Executive Officer

Arno Therapeutics, Inc.

200 Route 31 North, Suite 104

Flemington, New Jersey 08822

(862) 703-7170

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher J. Melsha, Esq.

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402

Fax: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒

DEREGISTRATION OF UNSOLD SECURITIES

On March 31, 2014, Arno Therapeutics, Inc. (the “Company”) filed a registration statement on Form S-8 (File No. 333-194927) (the “Registration Statement”).  The Registration Statement registered a total of 10,280,295 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be issued pursuant to the Company’s 2005 Stock Option Plan.  The purpose of this Post-Effective Amendment to the Registration Statement is to withdraw and remove from registration the unissued and unsold shares of Common Stock previously registered under the Registration Statement. Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flemington, State of New Jersey, on March 28, 2017.

ARNO THERAPEUTICS, INC.

By:	/s/ Alexander Zukiwski
Alexander Zukiwski
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alexander Zukiwski and David M. Tanen, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and additional registration statements relating to the same offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alexander Zukiwski	Chief Executive Officer and Director	March 28, 2017
Alexander Zukiwski, M.D.	(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

/s/ Arie S. Belldegrun	Chairman of the Board	March 28, 2017
Arie S. Belldegrun, M.D.

/s/ William F. Hamilton	Director	March 28, 2017
William F. Hamilton, Ph.D.

	Director	March __, 2017
Tomer Kariv

/s/ Jay Moorin	Director	March 28, 2017
Jay Moorin

/s/ Yacov Reizman	Director	March 28, 2017
Yacov Reizman

/s/ Steven B. Ruchefsky	Director	March 28, 2017
Steven B. Ruchefsky

/s/ David M. Tanen	Secretary and Director	March 28, 2017
David M. Tanen